Exhibit 99.8

RSP PERMIAN, INC.

PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2016

(in thousands)

	Historical RSP Permian	SHEP I LLC	SHEP II LLC	Pro Forma Adjustments		Total
ASSETS
Current Assets:
Cash and cash equivalents	$32,855	$5,516	$4,023	$(24,539)	(a)(b)(d)	$17,855
Accounts receivable:
Oil and natural gas sales	32,005	6,000	4,607	(10,607)	(b)	32,005
Joint interest owners and other	2,342	—	—	—		2,342
Derivatives – settled, but uncollected	246	—	—	—		246
Short-term derivative instruments	5,378	—	—	—		5,378
Prepaid expenses and other current assets	35	192	62	(254)	(b)	35

Total Current Assets	72,861	11,708	8,692	(35,400)		57,861

Property, plant & equipment, at cost:
Oil and natural gas properties, successful efforts method	3,249,109	208,700	344,222	1,941,623	(b)	5,743,654
Accumulated depreciation, depletion and impairment	(451,586)	(44,431)	(6,215)	50,646	(b)(c)	(451,586)

Oil and natural gas properties, net	2,797,523	164,269	338,007	1,992,269		5,292,068

Other property and equipment	38,328	—	—	—		38,328

Total Property, plant & equipment, at cost	2,835,851	164,269	338,007	1,992,269		5,330,396

Restricted cash	152	—	—	—		152
Other long-term assets	15,492	120	—	(120)	(b)	15,492
Debt issuance costs	—	302	652	(954)	(b)	—
Investment in Midstream Joint Venture	—	54,642	—	(54,642)	(b)	—

Total Assets	$2,924,356	$231,041	$347,351	$1,901,153		$5,403,091

LIABILITIES AND STOCKHOLDERS’ EQUITY/MEMBERS’ CAPITAL
Current Liabilities:
Accounts payable	$11,487	$12,795	$15,106	$(25,561)	(b)	13,827
Accrued expenses	37,277	67	19,061	(19,128)	(b)	37,277
Interest payable	12,022	—	—	—	(d)	12,022
Deferred taxes	—	190	—	(190)	(b)	—
Short-term derivative instruments	7,131	845	4,121	(4,966)	(b)	7,131

Total Current Liabilities	67,917	13,897	38,288	(49,845)		70,257
Long-term debt	687,305	39,000	42,500	373,500	(a)(b)	1,142,305
Asset retirement obligations	8,962	1,274	1,233	—		11,469
Long-term derivative instruments	—	270	5,050	(5,320)	(b)	—
Deferred tax liabilities	324,137	—	—	—	(e)	324,137

Total Liabilities	1,088,321	54,441	87,071	318,335		1,548,168

Stockholders’ Equity/Members’ Capital:
Members’ capital	—	176,600	260,280	(436,880)	(b)	—
Common stock	1,017	—	—	510	(a)(b)	1,527
Additional paid-in capital	1,877,992	—	—	2,019,490	(a)(b)	3,897,482
Retained earnings	(42,974)	—	—	(302)	(a)(b)(d)(e)	(43,276)

Total Equity	1,836,035	176,600	260,280	1,582,818		3,855,733

Total Liabilities & Equity	$2,924,356	$231,041	$347,351	$1,901,153		$5,403,901

RSP PERMIAN, INC.

PRO FORMA STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016

(in thousands, except per share amounts)

	Historical RSP Permian	SHEP I LLC	SHEP II LLC from January 12, 2016 to June 30, 2016	Concho Properties Working Interest from Jan 1, 2016 to February 25, 2016	Pro Forma Adjustments		Total
REVENUES
Oil sales	$126,490	$—	$—	$3,862	$30,674	(f)	$161,026
Natural gas sales	4,940	—	—	186	2,215	(f)	7,341
NGL sales	5,871	—	—	—	29	(f)	5,900
Crude oil, natural gas, and natural gas liquids	—	19,773	13,627	—	(33,400)	(f)	—
Unrealized gain (loss) on derivatives	—	(3,634)	(9,171)	—	12,805	(f)	—
Realized gain (loss) on derivatives	—	723	(526)	—	(197)	(f)	—

Total revenues	$137,301	$16,862	$3,930	$4,048	$12,126		$174,267

OPERATING EXPENSES
Lease operating expenses	27,185	6,299	4,034	1,993	(203)	(f)	39,308
Production and ad valorem taxes	9,113	820	511	—	203	(f)	10,647
Depreciation, depletion, and amortization	91,855	6,733	6,123	—	38	(c)	104,749
Asset retirement obligation accretion	236	—	—	—	—		236
Impairments	3,350	2,345	92	—	—		5,787
Exploration	469	557	—	—	—		1,026
General and administrative expenses	17,140	1,505	1,418	—	—		20,063

Total operating costs and expenses	$149,348	$18,259	$12,178	$1,993	$38		$181,816

Gain on sale of assets	—	—	—	—	—		—
Operating income	(12,047)	(1,397)	(8,248)	2,055	12,088		(7,549)

OTHER INCOME (EXPENSE)
Other income	277	—	—	—	482	(f)	759
Loss on derivative instruments	(3,288)	—	—	—	(12,608)	(f)	(15,896)
Interest expense	(25,895)	(431)	(472)	—	(7,963)	(d)	(34,761)

Total other expense	$(28,906)	$(431)	$(472)	$—	$(20,089)		$(49,898)

INCOME (LOSS) BEFORE TAXES	(40,953)	(1,828)	(8,720)	2,055	(8,001)		(57,447)
Income and Franchise Tax Expense	13,735	—	—	—	5,343	(e)	19,078
Equity Gain in Midstream Joint Venture	—	231	—	—	(231)	(g)	—

NET INCOME (LOSS)	$(27,218)	$(1,597)	$(8,720)	$2,055	$(2,889)		$(38,369)

Per share amounts
Basic: Net Loss	$(0.27)					(h)	$(0.25)
Diluted: Net Loss	$(0.27)					(h)	$(0.25)
Weighted Average Shares Outstanding
Basic	100,125						151,125
Diluted	100,125						151,125

RSP PERMIAN, INC.

PRO FORMA STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share amounts)

	Historical RSP Permian	SHEP I LLC	Concho Properties Working Interest	Pro Forma Adjustments		Total
REVENUES
Oil sales	$263,286	$—	$23,713	$14,194	(f)	$301,193
Natural gas sales	10,517	—	1,061	868	(f)	12,446
NGL sales	10,189	—	—	14	(f)	10,203
Crude oil, natural gas, and natural gas liquids	—	15,381	—	(15,381)	(f)	—
Unrealized gain on derivatives	—	2,519	—	(2,519)	(f)	—
Realized gain on derivatives	—	394	—	(394)	(f)	—

Total revenues	$283,992	$18,294	$24,774	$(3,218)		$323,842

OPERATING EXPENSES
Lease operating expenses	53,124	5,306	9,438	(1,256)	(f)	66,612
Production and ad valorem taxes	19,995	664	—	1,256	(f)	21,915
Depreciation, depletion, and amortization	154,039	8,835	—	31,574	(c)	194,448
Asset retirement obligation accretion	336	—	—	—		336
Impairments	34,269	8,074	—	—		42,343
Exploration	2,380	—	—	—		2,380
General and administrative expenses	27,317	4,368	—	—		31,685

Total operating costs and expenses	$291,460	$27,247	$9,438	$31,574		$359,719

Gain on sale of assets	306	—	—	—		306
Operating income	(7,774)	(8,953)	15,336	(34,792)		(36,183)

OTHER INCOME (EXPENSE)
Other income	469	—	—	3	(f)	472
Gain (Loss) on derivative instruments	20,906	—	—	2,913	(f)	23,819
Interest expense	(43,538)	(278)	—	(15,925)	(d)	(59,741)

Total other income (expense)	$(22,163)	$(278)	$—	$(13,009)		$(35,450)

INCOME (LOSS) BEFORE TAXES	(29,937)	(9,231)	15,336	(47,801)		(71,633)
Income and Franchise Tax Expense	11,683	(199)	—	14,884	(e)	26,368
Equity Losses in Midstream Joint Venture	—	(474)	—	474	(g)	—

NET INCOME (LOSS)	$(18,254)	$(9,904)	$15,336	$(32,443)		$(45,265)

Per share amounts
Basic: Net Loss	$(0.21)				(h)	$(0.33)
Diluted: Net Loss	$(0.21)				(h)	$(0.33)
Weighted Average Shares Outstanding
Basic	86,770					137,770
Diluted	86,770					137,770

RSP PERMIAN, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

RSP Permian, Inc. (the “Company”) is a Delaware corporation formed as a successor to RSP Permian, L.L.C. (“RSP”) in September 2013 to engage in the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. The following unaudited pro forma combined financial statements of the Company reflect the combined historical results of RSP, Silver Hill Energy Partners I and Silver Hill Energy Partners II, on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on June 30, 2016 for pro forma balance sheet purposes, and on January 1, 2015 for pro forma statements of operations purposes:

The Silver Hill Energy Partners Acquisition. On October 13, 2016, RSP agreed to acquire all of the outstanding membership interests of Silver Hill Energy Partners I (“SHEP I”) and Silver Hill Energy Partners II (“SHEP II”) (collectively, “Silver Hill”). Silver Hill is engaged in the acquisition and development of working and leasehold interests in oil and natural gas properties located in the Permian Basin.

The Equity Offering. For purposes of the unaudited pro forma combined financial statements, the “Equity Offering” is defined as the issuance and sale to the public of 20 million shares of the Company’s common stock in October 2016, resulting in $780 million of proceeds, net of underwriting discounts, commissions and offering-related expenses.

The unaudited pro forma combined statements of operations of the Company for the year ended December 31, 2015 are based on the audited historical statements of operations of the Company for the year ended December 31, 2015, adjusted to give effect to the Silver Hill acquisitions and the aforementioned Equity Offering as if they occurred on January 1, 2015.

The unaudited pro forma combined statements of operations of the Company for the six months ended June 30, 2016 are based on the unaudited historical statements of operations of the Company for the six months ended June 30, 2016, adjusted to give effect to the Silver Hill acquisitions and the aforementioned Equity Offerings as if they occurred on January 1, 2015. The unaudited pro forma combined consolidated balance sheet of the Company as of June 30, 2106 is based on the unaudited historical consolidated balance sheet of the Company as of June 30, 2016, adjusted to give effect to the Silver Hill acquisitions and the aforementioned Equity Offerings as if they occurred on June 30, 2016.

The pro forma data presented reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the combined companies. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

The unaudited pro forma financial statements and related notes are presented for illustrative purposes only. If the Equity Offering and the Silver Hill acquisitions contemplated herein had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma financial statements. The unaudited pro forma combined financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma financial statements of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma combined financial statements.

The following notes discuss the columns presented and the entries made to the unaudited combined financial statements.

RSP Permian, Inc. This column represents the unaudited historical statements of operations and consolidated balance sheet for the Company for the applicable period.

SHEP I. This column represents the unaudited historical statements of operations and consolidated balance sheet for SHEP I for the applicable period.

SHEP II. This column represents the unaudited historical statements of operations and consolidated balance sheet for the SHEP II for the applicable period.

Concho Properties Working Interest. This column represents the unaudited historical statement of operations for an acquiree of SHEP II. These assets were comprise solely of working interests in producing oil and gas properties.

Note 1 – Pro Forma Adjustments

Pro Forma Adjustments. We made the following adjustments in the preparation of the unaudited pro forma statements of operations.

(a)	Adjustments to reflect the Equity Offering, additional borrowings under the Company’s credit facility, and related proceeds.

(b)	Adjustments to reflect the purchase of SHEP I and SHEP II, elimination of assets owned by SHEP I and SHEP II but retained by the selling shareholders of Silver Hill, and elimination of SHEP I and SHEP II equity balances.

The purchase price of the SHEP I and SHEP II acquisitions is estimated at $2.5 billion and is comprised of the fair value of 31 million shares of RSP common stock issued to the selling shareholders of Silver Hill, with estimated value of $1.24 billion, along with $1.211 billion of cash paid to those same selling shareholders, and liabilities assumed.

(c)	Adjustments to historical depreciation, depletion, and amortization of SHEP I and SHEP II for the step up of oil and natural gas properties to estimated fair value. The initial allocation of value was approximately $2.0 billion to unproved property and $0.5 billion to proved property.

(d)	Adjustments to reflect the increase in interest expense on approximately $455.0 million of borrowings by RSP to fund the SHEP I and SHEP II acquisitions, using an interest rate of 3.5% which was the prime rate on our credit facility at June 30, 2016.

(e)	Reflects the estimated incremental income tax provision associated with the Company’s historical results of operations, the SHEP I and SHEP II results of operations, and pro forma adjustments, assuming these earnings had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 35.5%, which is inclusive of federal and state income taxes.

(f)	Adjustments to reclassify certain revenues and expenses of SHEP I and SHEP II to conform with the Company’s presentation of these revenues and expenses.

(g)	Adjustments to eliminate equity gains and losses from a joint venture owned by SHEP I that will not be purchased by RSP.

(h)	Basic and diluted earnings per share is based on the sale of 20 million shares of the Company’s common stock in the public offering and then the issuance of 31 million shares of the Company’s common stock as consideration in the purchase of SHEP I and SHEP II.

Note 2 – Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning the Company’s proved crude oil, natural gas and natural gas liquids (“NGLs”) reserves for the year December 31, 2015, giving effect to the acquisitions of SHEP I and SHEP II as if it had occurred on January 1, 2015. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. The estimates of reserves, and the standardized measure of future net cash flow, shown below, reflects SHEP I and SHEP II’s development plan for their properties, rather than the Company’s development plan for the properties. The following reserve data represent estimates only and should not be construed as being precise. SHEP I and SHEP II natural gas reserves include NGLs.

		Natural gas			Oil		NGLs	Total
	(MMCF)			(MBbls)			(MBbls)	(MBoe)
	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Historical	RSP Pro Forma
Proved developed and undeveloped reserves:
As of December 31, 2014	92,422	3,038	4,313	69,273	1,452	2,699	21,739	111,792
Revisions of previous estimates	(20,205)	(2,515)	(2,151)	(12,886)	(993)	(1,056)	(4,251)	(23,331)
Extensions, discoveries, and other additions	55,313	12,030	14,876	50,375	7,718	9,258	6,971	88,025
Purchases of minerals in place	10,968	—	—	10,178	—	—	2,373	14,379
Production	(4,991)	(324)	(359)	(5,805)	(335)	(566)	(1,045)	(8,697)

As of December 31, 2015	133,507	12,229	16,679	111,135	7,842	10,335	25,787	182,168

Proved developed reserves:
December 31, 2014	35,921	440	2,119	27,716	396	1,281	8,221	44,027
December 31, 2015	56,640	3,770	5,726	44,128	2,182	3,668	11,020	72,021

Proved undeveloped reserves:
December 31, 2014	56,501	2,598	2,194	41,557	1,056	1,418	13,518	67,765
December 31, 2015	76,867	8,459	10,952	67,007	5,660	6,667	14,767	110,147

Standardized Measure of Discounted Future Net Cash Flows

Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2015, giving effect to the acquisitions of SHEP I and SHEP II. The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2015 are based on the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period. Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. All wellhead prices are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	December 31, 2015
	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Pro Forma
(in thousands)
Future cash inflows	$5,964,332	$383,872	$541,964	$6,890,168
Future production costs	(1,855,044)	(130,061)	(156,706)	(2,141,811)
Future development costs	(1,187,244)	(78,366)	(82,700)	(1,348,310)
Future income tax expense (1)	(699,070)	(2,015)	(2,845)	(703,930)

Future net cash flows	2,222,974	173,430	299,713	2,696,117
10% discount for estimated timing of cash flows	(1,426,958)	(103,413)	(163,339)	(1,693,710)

Standardized measure of discounted future net cash flows	$796,016	$70,017	$136,374	$1,002,407

(1)	Future net cash flows for SHEP I and SHEP II do not include the effects of income taxes on future revenues because those entities are limited liability companies not subject to entity-level income taxation. Accordingly, no provision for federal has been provided because taxable income was passed through to their equity holders. Had SHEP I and SHEP II been subject to entity-level income taxation for federal purposes, it is estimated the additional taxes would be $41.3 million and $62.6 million for SHEP I and SHEP II, respectively.

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2015 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. Future costs of developing and producing the proved gas and oil reserves reported at the end of each year shown were based on costs determined at each such year-end, assuming the continuation of existing economic conditions.

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

		December 31, 2015
	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Pro Forma
(in thousands)
Standardized measure of discounted future net cash flows, beginning of year	$876,131	$26,624	$56,619	$959,374
Changes in the year resulting from:
Sales, less production taxes	(210,874)	(9,411)	(15,336)	(235,621)
Revisions of previous quantity estimates	(192,081)	(16,709)	(4,332)	(213,122)
Extensions, discoveries, and other additions	440,744	69,595	118,162	628,501
Net change in prices and production costs	(537,613)	(9,170)	(29,308)	(576,091)
Changes in estimated future development costs	14,480	—	—	14,480
Previously estimated development costs incurred during the period	107,829	—	700	108,529
Divestiture of reserves	—	—	—	—
Purchases of minerals in place	95,207	—	—	95,207
Accretion of discount	131,764	2,706	5,764	140,234
Net change in income taxes	164,377	(516)	(389)	163,472
Timing differences and other	(93,948)	6,898	4,494	(82,556)

Standardized measure of discounted future net cash flows, end of year	$796,016	$70,017	$136,374	$1,002,407

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.